EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT



         This Agreement is made as of the 1st day of January, 2004, by and between SEALIFE CORPORATION, a California corporation (the "Company") and JP Heyes (the "Employee").


                              W I T N E S S E T H:

         In consideration of the mutual covenants herein contained, the parties hereto agree as follows:

         1. EMPLOYMENT. The Company hereby employs Employee and Employee hereby accepts such employment as Vice President of the Company upon the terms and subject to the conditions set forth in this Agreement.

         2. TERM. The term of employment shall be for a period of four (4) years commencing as of January 1, 2004 (the "Effective Date"), and shall terminate on December 31, 2009, unless sooner terminated pursuant to the provisions hereof.

         3.       DUTIES.

                  (a) TITLE AND DESCRIPTION OF DUTIES. Employee shall serve as Vice President, of Company. In that capacity, Employee shall assist in all operations of the company. Including product development, marketing strategies, business development , company goals and company business direction. and such other tasks and duties as needed by the company or requested by the Board of Directors of Company.

                  (b) CHANGE OF DUTIES. The duties of Employee may be modified from time to time by the mutual consent of Company and Employee without resulting in a rescission of this contract. The mutual consent of Company/Employee shall constitute execution of that modification. Notwithstanding any such change, the employment of Employee shall be construed as continuing under the Agreement as modified.

                  (c) LOYAL AND CONSCIENTIOUS PERFORMANCE OF DUTIES. Employee agrees that to the best of his ability and experience, Employee shall render his exclusive services and assert his best efforts on behalf of Company, devoting full time in the performance of his duties consistent with the needs of the Company and the practices of the industry. Employee shall perform his duties diligently and competently.

                  (d) PLACE OF PERFORMANCE OF DUTIES. Company shall maintain an office in the Los Angeles, California environs. Employee shall perform his duties at the Los Angeles office of the Company. Employee shall travel from time to time to areas where the Company sells its products, including North America, Central America, South America, the Middle East, Asia, Australia, Scandinavia and Europe.

         4. OBLIGATIONS OF COMPANY.


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                  (a)      Company  shall  provide  Employee  with  compensation
incentives, benefits and business expense reimbursements specified elsewhere in this Agreement.

                  (b) Company shall provide Employee with a private office, stenographic help, office equipment and supplies and other facilities and services suitable to Employee's position and adequate for the performance of his duties, including, but not limited to the Los Angeles environs office, and for the performance of the duties of one or more salespersons mutually selected by Employee and Company.

         5.       COMPENSATION.

                  (a) ANNUAL SALARY. As compensation for the services to be rendered by Employee, hereunder, Company shall pay Employee an annual salary at the rate per annum of Three Hundred Thousand Dollars ($300,000.00) payable in semi-monthly installments on the first and fifteenth day of each month during the period of employment. All payments to Employee hereunder shall be made in accordance with the Company's customary practices and procedures, all of which shall be in conformity with applicable federal, state and local laws and regulations. Compensation will be reviewed annually.

                  (b) PENSION AND PROFIT SHARING. As part of the compensation for services rendered under this Agreement, Employee shall be entitled to participate in the Company's pension, profit sharing, and 401K plans if such plans are established by Company.

                  (c) BONUS. For each of Company's years in which the Company makes a profit, Employee may be awarded a bonus in addition to any other compensation to which Employee may be entitled under this Agreement. Such bonus shall be in the sole discretion of Company, and if a bonus is provided shall be paid not later than thirty (30) days after the end of the fiscal year.

         6.       EMPLOYEE BENEFITS.

                  (a) VACATION. Employee shall be entitled to twenty (20) days vacation time each year with full pay. The time for such vacation shall be requested by Employee, subject to the Company's reasonable approval. If Employee is unable for any reason to take the total amount of authorized vacation during any year, he may accrue the time and add it to vacation time for any following year, or may receive a cash payment in the amount equal to the amount of the annual salary attributable to that period.

                  (b) ILLNESS. Employee shall be entitled to fifteen (15) days per year as sick leave and/or personal leave with full pay. Sick leave may be accumulated up to a total of thirty (30) days.

                  (c) DEATH BENEFITS. If Employee should die during the term of his employment hereunder, Company agrees to pay his surviving spouse, designee or estate, the sums determined pursuant to Section 10 herein. Company shall obtain life insurance on Employee's life to cover this benefit.


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                  (d)      AUTO/INSURANCE BENEFIT. Company shall pay to Employee
Two Hundred Dollars ($200.00) per month for use and operation of Employee's automobile for Company business and/or for payment of life insurance premiums as requested by Employee.

                  (e) HEALTH CARE BENEFITS. Company agrees to include Employee in health care benefits made available to its employees and officers, if any, which may include major medical insurance for Employee and his family members, long-term disability insurance, and such other health care benefits as provided by Company to its employees and officers.


         7.       EXPENSES.

                  (a) REIMBURSE BUSINESS EXPENSES. The Company shall pay or reimburse Employee for all reasonable, ordinary and necessary business and travel expenses that may be incurred by him directly and solely for the benefit of the Company in connection with the rendition of the services contemplated hereby. Employee shall submit to the Company such invoices, receipts or other evidences or expenses as Company may require.

                  (b) CREDIT CARDS. All business expenses reasonably incurred by Employee in promoting the business of Company, including expenditures for entertainment, gifts and travel, are to be paid, insofar as possible, by the use of credit cards in the name of Company, which will be furnished to Employee. Any such reasonable business expense that cannot be charged on a credit card may be paid by Employee, who will later be reimbursed by Company.

                  (c) IRS DISALLOWANCE. In the event for any reason the Internal Revenue Service and/or the Franchise Tax Board disallows to this Corporation a deduction upon its income tax return for any cost or expenditure which was (a) incurred at the request of or for the benefit of, directly or indirectly, Employee, including payments made by this Corporation to third parties for the benefit of Employee, or (b) related in any way to the rendition of services by Employee, or Employee's entertainment or travel, use of facilities including but not limited to automobiles, outside offices, computer equipment, or the like, then and in that event, the amount so disallowed shall be treated as additional compensation to Employee in respect of services rendered to this Corporation for the fiscal year in which such disallowed deduction occurred. Employee shall be obligated to file such amended returns as may be necessary to report the disallowed amount as additional income for such year.

         8.       WORK PRODUCT/TRADE SECRETS.

                  (a) OWNERSHIP OF WORK PRODUCT. Employee agrees that any and all intellectual properties, including, but not limited to, all ideas, concepts, themes, inventions, designs, improvements and discoveries conceived, developed or written by Employee, either individually or jointly in collaboration with others pursuant to this Agreement shall belong to and be the sole and exclusive property of Company. Employee further agrees to submit any dispute as to whether any intellectual property was conceived, developed or written pursuant to this Agreement to arbitration, pursuant to Section 16 herein, should there be a dispute as to such conception development or writing.


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                  Employee agrees that all rights in all intellectual properties prepared by him pursuant to this Agreement, including patent rights and copyrights applicable to any of the intellectual properties described herein, shall belong exclusively to Company, shall constitute "works made for hire," and shall be assigned promptly by Employee to Company. Employee further agrees to assist Company in obtaining patents on all inventions, designs, improvements, and discoveries that are patentable or copyright registration on all works of creation that are copyrightable, and to execute all documents and do all things necessary to vest Company with full and exclusive title and protect against infringement by others.

                  (b) TRADE SECRETS. Employee during the term of his employment under this Agreement will have access to and become acquainted with various trade secrets, consisting of product specifications, research and development, marketing plans, processes, and compilations of information, records and specifications which are owned by Company and which are regularly used in the operation of the business of Company. Employee shall not disclose any of these trade secrets, directly or indirectly, or use any of them in any way, either during the term of this Agreement or at any time thereafter, except as required in the course of this employment. All files, records, documents, drawings, specifications, equipment and similar items relating to the business of Company, whether prepared by Employee or otherwise during his possession, shall remain the exclusive property of Company.

         9.       TERMINATION OF EMPLOYMENT.

                  (a) COMPANY'S RIGHT TO TERMINATE. Company shall have the right to terminate this Agreement:

                           (1)      For  cause,  if  Employee  commits  acts  of
dishonesty, fraud, indictment for commission of a felony, moral turpitude injurious to the business or reputation of Company.

                           (2)      For reasons other than cause, including

                                    (i)      Upon the death of employee;

                                    (ii)     Permanent disability, the inability
to perform his duties for one hundred twenty (120) days during a calendar year;

                                    (iii)    Failure to fulfill  job  functions,
sales goals, satisfactory staffing, or otherwise failure to meet the objectives of the position, after thirty (30) days written notice from the Company specifying such failure;

                                    (iv)     Mutual agreement of the parties.

                  (b)      EMPLOYEE'S  RIGHT TO TERMINATE.  Employee  shall have
the right to terminate this Agreement and his obligations hereunder upon the Company's unexcused failure, refusal or neglect to perform any of its obligations hereunder, or under any other agreement between the Company and Employee within sixty (60) days following written notice from Employee specifying such failure, refusal or neglect.


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                  (c)      EFFECTIVE MERGER,  TRANSFER OF ASSETS OR DISSOLUTION.
This Agreement shall not be terminated by any voluntary or involuntary dissolution of Company resulting from either a merger or a consolidation in which Company is not the consolidated or surviving corporation, or a transfer of all or substantially all of the assets of Company. In the event of any such merger or consolidation or transfer of assets, Company's rights, benefits and
obligations   hereunder   shall  be  assigned  to  the  surviving  or  resulting
corporation, or the transferee of Company's assets.

                  (d) EFFECT ON COMPENSATION. In the event this Agreement is terminated prior to the completion of the term and employment specified herein, Employee shall be entitled to compensation earned by and invested in him prior to the date of termination as provided in this Agreement, computed prorata up to and including that date. Employee shall be entitled to:

                           (i)      No further  compensation,  if terminated for
cause;

                           (ii)     Severance pay as follows,  if terminated for
reasons other than cause:

                                    (A)      Death  benefit set forth in Section
10; or

                                    (B)      Severance   payments   of   up   to
eighteen (18) months or to the end of the contract, whichever is less, at Employee's base salary, without benefits, payable monthly or semi-monthly at the Company's option, if Employee is terminated for permanent disability, as set forth in Section 9(a)(2)(ii); or

                                    (C)      Severance payments of up to six (6)
months or to end of the contract, whichever is less, at Employee's base salary, without benefits, payable monthly or semi-monthly at the Company's option, if Employee is terminated for failure to fulfill job functions, after notice, as set forth in Section 9(a)(2)(iii).

         10. DEATH. In the event of the death of Employee during the term hereof, this Agreement shall terminate as of the date of death, without further obligation or liability of either party to the other, except as follows:

                  (a) The Company agrees to pay a sum equal to Employee's annual compensation prorated for a period of thirty days after the date of his death to his surviving spouse or other surviving designee, such sum shall be paid to Employee's estate; and

                  (b) Company shall pay to Employee's surviving spouse or other designee or Employee's estate life insurance proceeds equal to Employee's current annual salary but in no event less than One Hundred Thousand Dollars ($75000,000.00).

         11. COVENANT NOT TO COMPETE. While Employee is employed by the Company, and while Employee is receiving severance payments pursuant to Section 9(d)(ii), Employee shall not, either alone or with others, directly or indirectly, own, manage, operate or have any interest as an officer, director, shareholder, employee, partner, consultant, agent or otherwise, in any business enterprise situated anywhere in the United States of America, its territories or possessions, which business is competitive with any of the Company's business operations.


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         It is agreed that in the event the  covenants of Employee  contained in the preceding paragraph shall finally be determined by any court to be void or unenforceable in any particular area or jurisdiction, and if such determination is affirmed on appeal, if any, then the parties hereto shall consider such covenants to be amended and modified so as to eliminate therefrom the particular area or jurisdiction as to which such covenants are held to be void or otherwise unenforceable, and as to all other areas and jurisdictions covered by such covenants, the terms and provisions hereof shall remain in full force and effect as originally written.

         12.      SOLICITING   CUSTOMERS  AND  EMPLOYEES  AFTER  TERMINATION  OF
EMPLOYMENT.

                  (a) Employee acknowledges and agrees that the names and addresses of Employer's customers constitute trade secrets of Employer and that the sale of unauthorized use or disclosure of any of Employer's trade secrets obtained by Employee during his employment with Employer constitute unfair competition. Employee further acknowledges that Employer's employees are a valuable asset in the operation of Employer's business. Employee promises and agrees not to engage in any unfair competition with Employer.

                  (b) For a period of one year immediately following the termination of his employment with Employer, Employee shall not directly or indirectly make known to any person, firm, or corporation the names or addresses of any of the customers of Employer or any other information pertaining to them, or call on, solicit, take away, or attempt to call on, solicit, or take away any of the customers of Employer on whom Employee called or with whom Employee became acquainted during his employment with Employer, either for himself or for any other person, firm or corporation.

                  (c) For a period of one year immediately following the termination of his employment with Employer, Employee shall not directly or indirectly solicit, hire, recruit, or encourage any other employee of Employer to leave the Employer or work for any person or entity that is in competition with Employer.

         13. INJUNCTIVE RELIEF. The parties recognize and acknowledge that irreparable damage might result if Employee breaches Sections 8, 11 or 12. Accordingly, the parties hereto agree that the obligations hereunder may be enforced by injunctive relief.

         14. WARRANTIES AND REPRESENTATION OF EMPLOYEE. Employee hereby warrants and represents to the Company as follows:

                  (a) Employee's execution and delivery of this Agreement do not violate or conflict with any provision of any document, instrument or agreement (oral or written) to which Employee is subject.

                  (b) Employee agrees that all of the results of Employee's services hereunder during the term of this Agreement shall be deemed to have been accomplished in the course of Employee's employment hereunder and all proprietary interest, if any, therein, shall, for all purposes, as between Employee and the Company, its successors, licensees and assigns, belong to the Company and be the Company's exclusive property.


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                  (c)      Employee  hereby  agrees  to  indemnify  and hold the
Company and its successors and assigns harmless of and from any and all loss, damage, reasonable cost and expense, including, without limitation, reasonable attorneys' fees, arising out of or in connection with the breach or violation of any of the warranties, representations, covenants or agreements made by Employee herein.

         15. INSURANCE. The Company may secure in its own name or otherwise and at its own expense, life, accident, disability or other insurance covering Employee, or Employee and others, and Employee shall not have any right, title or interest in or to any such insurance, other than rights as to life insurance designation pursuant to Sections 6(c), 9(d)(ii)(B) and 10. If Employee shall be required to assist the Company to procure such insurance, Employee agrees that he shall submit to such medical and other examinations, and shall sign such applications and other instruments in writing, as may be reasonably required by the Company and any insurance company to which application for such insurance shall be made. Employee represents and warrants that he knows of no physical defect or other reason that would prevent the Company from obtaining insurance on Employee without payment of extra premium and with exclusions.

         16.      ARBITRATION.

                  (a) Any controversy between Company and Employee involving the construction or application of any of the terms, provisions or conditions of this agreement, shall be submitted to arbitration on the written request of either party served on the other.

                  (b) Arbitration shall comply with and be governed by the provisions of the California Arbitration Act, Sections 1280 through 1294.2 of the California Code of Civil Procedure, which is incorporated herein by reference.

                  (c) The Arbitration shall be conducted before a Retired Judge of the Los Angeles Superior Court, mutually agreed upon by the parties. Should the parties be unable to agree on an arbitrator within five (5) days of notice of the arbitration, either party may request that the Supervising Judge of the Los Angeles Superior Court select a retired Los Angeles Superior Court Judge to serve as Arbitrator.

                  (d) The cost of arbitration shall be borne by the losing party or in such proportions as the arbitrator decides.

                  (e)      The result of arbitration  hereunder shall be binding

upon the parties.

         17. ENTIRE AGREEMENT. This Agreement constitutes and embodies the full and complete understanding and agreement of the parties with respect to Employee's employment by the Company, and supersedes all prior understandings and agreements, if any, whether oral or written between Employee and the Company, and shall not be amended, modified or changed except by an instrument in writing executed by the party to be charged.

         18. SEVERABILITY. The invalidity or partial invalidity of one or more provisions of this Agreement shall not invalidate any other provision of this Agreement.


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         19.      WAIVER.  No  waiver  by  either  party  of  any  provision  or condition to be performed shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time.

         20. BINDING EFFECT. This Agreement shall inure the benefit of, be binding upon and enforceable against, the parties hereto and their respective heirs, successors, assigns and legal representatives.

         21. CAPTIONS. The paragraph captions contained in this Agreement are for purposes of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         22. NOTICES. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be served personally, sent prepaid commercial overnight delivery service, faxed with a copy mailed as well, or sent registered or certified mail, return receipt requested, postage prepaid, addressed as follows (or to such other address as a party shall specify to the other party in writing):


                  If to Company:          SeaLife Marine Products, Inc.
                                          5601 Slauson Avenue
                                          Suite 283
                                          Culver City, CA  90230
                                          Attention:  Robert McCaslin
                                          Fax:     (310) 338-9762

                  With a copy to:         Lee T. Dicker
                                          Leonard, Dicker & Schreiber
                                          Limited Liability Partnership
                                          9430 Olympic Boulevard
                                          Suite 400
                                          Beverly Hills, CA  90212-4519
                                          Fax:     (310) 277-8050

                  If to Employee:         J.P. Heyes
                                          1227 Coldwater Canyon
                                          Beverly Hills, CA 90210


         Notwithstanding anything to the contrary in this Section 22, either party may, by written notice to the other, specify a different address for notice purposes. Such notices, demands, or declarations shall be deemed sufficiently served or given for all purposes hereunder, unless otherwise specified in this contract, either (i) if personally serviced, upon such service, (ii) if sent by fax or commercial overnight delivery service, upon the next business day following such sending, or (iii) if mailed, three (3) business days after the time of mailing or on the date of receipt shown on the return receipt, whichever is first. Company and Employee each agree to notify the other in writing of any change of their respective addresses within ten (10) days after such change.


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         23.      GOVERNING  LAW.  This  Agreement  shall  be  governed  by  and construed in accordance with the law of the State of California applicable to agreements made and to be performed in California.

         24. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                                          COMPANY:

                                          SEALIFE MARINE PRODUCTS, INC.
                                          a California corporation


                                          By /s/ Robert McCaslin
                                             -------------------------------
                                             Robert McCaslin
                                             President


                                          EMPLOYEE:

                                          /s/ J. P. Heyes
                                          ----------------------------------
                                          J. P. Heyes


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